UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2012 (February 21, 2012)

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Carlson Parkway, Suite 150 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (612) 629-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in Item 8.01 under the heading "Certain Unaudited Financial Results and Related Information" is incorporated by reference into this Item 2.02.

Item 8.01           Other Events.

The following is a summary of the unaudited financial results and certain related unaudited information of Two Harbors Investment Corp. (the “Company” or “Two Harbors”) for the quarter and year ended December 31, 2011. The Company has not yet finalized its financial statements as of and for the quarter and year ended December 31, 2011, including all disclosures required by accounting principles generally accepted in the United States (“U.S. GAAP”), and the Company's auditors have not yet completed their audit of these financial statements. Accordingly, financial information as of and for the quarter and year ended December 31, 2011 is subject to further revisions as the Company finalizes its financial statements as of and for the year ended December 31, 2011, including all disclosures required by U.S. GAAP, and as the Company's auditors conduct their audit of these financial statements.

This Current Report on Form 8-K also includes certain risk factors relating to our business and operations. The risk factors follow the summary of the financial results and certain related information for the quarter and year ended December 31, 2011 presented below.

Certain Unaudited Financial Results and Related Information

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2011:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q4-2011			YTD 2011
Earnings	Earnings	Per diluted weighted share	Return on average equity	Earnings	Per diluted weighted share	Return on average equity
Core Earnings[1]	$55,559	$0.40	17.4%	$153,538	$1.55	16.3%
GAAP Net Income	$51,430	$0.37	16.1%	$127,432	$1.29	13.5%
Adjusted GAAP Earnings[2]	$45,384	$0.32	14.2%	$170,573	$1.73	18.1%
Comprehensive Income	$19,039	$0.14	6.0%	$46,097	$0.47	4.9%

Operating Metrics	Q4-2011
Dividend per common share	$0.40
Book value per diluted share at period end	$9.03
Operating expenses as a percentage of average equity	1.0%

(1) Core Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on derivative instruments and non-recurring business combination expenses. As defined, Core Earnings includes interest income associated with the Company's inverse interest-only securities ("Agency Derivatives") and premium income on credit default swaps.

(2) Adjusted GAAP Earnings is a non-GAAP measure that the Company defines as GAAP net income, excluding the unrealized fair value gains and losses associated with the Company's interest rate swaps and swaptions utilized to economically hedge interest rate risk associated with the Company's short-term LIBOR-based repurchase agreements and available-for-sale securities.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended December 31, 2011 of $55.6 million, or $0.40 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended September 30, 2011 of $51.8 million, or $0.40 per diluted weighted average common share outstanding.

During the quarter, the Company sold residential mortgage-backed securities ("RMBS") and U.S. Treasuries for $565.2 million with an amortized cost of $562.4 million for a net realized gain of $2.0 million, net of tax, recognized a corresponding change in unrealized fair value losses on U.S. Treasury trading securities of $1.6 million, net of tax and recognized other-than-temporary impairment losses on our RMBS securities of $1.4 million, net of tax. During the quarter, the Company had a net gain of $0.7 million, net of tax, related to swap terminations and a swaption expiration. In addition, the Company recognized in earnings an unrealized gain, net of tax, of $6.0 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and an unrealized gain, net of tax, of $0.7 million associated with its interest rate swaps economically hedging its trading securities as well as net losses on other derivative instruments of approximately $10.5 million, net of tax.

The Company reported GAAP Net Income of $51.4 million, or $0.37 per diluted weighted average share outstanding, for the quarter ended December 31, 2011, as compared to $54.6 million, or $0.42 per diluted weighted average share outstanding, for the quarter ended September 30, 2011. On a GAAP basis, the Company earned an annualized return on average equity of 16.1% and 17.1% for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Two Harbors reported Adjusted GAAP Earnings for the quarter ended December 31, 2011 of $45.4 million, or $0.32 per diluted weighted average common share outstanding, as compared to Adjusted GAAP Earnings for the quarter ended September 30, 2011 of $71.3 million, or $0.55 per diluted weighted average common share outstanding. Included in Adjusted GAAP Earnings are unrealized gains and losses on Agency Derivatives. Fourth quarter 2011 was negatively impacted by net unrealized fair value losses on hedging activity, compared to unrealized fair value gains on hedging activity in the third quarter of 2011. On an Adjusted GAAP Earnings basis, the Company recognized an annualized return on average equity of 14.2% and 22.3% for the comparative periods.

The Company reported Comprehensive Income of $19.0 million, or $0.14 per diluted weighted average share outstanding, for the quarter ended December 31, 2011, as compared to Comprehensive Loss of $18.0 million, or negative $0.14 per diluted weighted average share outstanding, for the quarter ended September 30, 2011. Fourth quarter 2011 was negatively impacted by a net unrealized decline in fair value of $65.6 million on the Company's non-Agency portfolio partially offset by a net unrealized increase in fair value on its Agency portfolio. The Company records unrealized fair value gains and losses for RMBS, classified as available-for-sale, as Other Comprehensive Income in the Statement of Stockholders' Equity. On a Comprehensive Income basis, the Company recognized an annualized return on average equity of 6.0% and a loss of 5.6% for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Other Key Metrics
Two Harbors declared a quarterly dividend of $0.40 per common share for the quarter ended December 31, 2011. The annualized dividend yield on the Company's common stock for the fourth quarter, based on the December 31, 2011 closing price of $9.24, was 17.3%.

The Company's book value per diluted share, after giving effect to the fourth quarter 2011 dividend of $0.40, was $9.03 as of December 31, 2011, compared to $9.30 as of September 30, 2011. The Company's book value for the fourth quarter 2011 was primarily impacted by fair value deterioration in its non-Agency portfolio partially offset by fair value gains on its Agency portfolio.

Other operating expenses for the fourth quarter 2011 were approximately $3.2 million, or 1.0% of average equity, compared to approximately $2.9 million, or 0.9%, for the third quarter 2011.

Portfolio Summary

For the quarter ended December 31, 2011, the annualized yield on average RMBS and Agency Derivatives was 4.8% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.0%. This resulted in a net interest rate spread of 3.8%, a decline from 4.2% in the prior quarter. This decline was primarily due to a lower yield on the Agency portfolio compared to the prior quarter. As of December 31, 2011, the Company's total debt-to-equity ratio, including U.S. Treasuries, was 5.2 times. The Company reported debt-to-equity, defined as total borrowings to fund RMBS, Agency Derivatives, and residential mortgage loans divided by total equity, of 4.5:1.0 and 4.4:1.0 at December 31, 2011 and September 30, 2011, respectively.

The Company's portfolio is principally composed of RMBS available-for-sale securities and Agency Derivatives. As of December 31, 2011, the total value of the portfolio was $6.4 billion, of which approximately $5.2 billion was Agency RMBS and Derivatives and $1.2 billion was non-Agency RMBS. As of December 31, 2011, fixed-rate securities composed 78.4% of the Company's portfolio and adjustable-rate securities composed 21.6% of the Company's portfolio, which are comparable percentages to the prior quarter. In addition, the Company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of December 31, 2011, compared to $1.5 billion as of September 30, 2011.

Two Harbors was a party to interest rate swaps and swaptions as of December 31, 2011 with an aggregate notional amount of $8.7 billion, of which $7.3 billion was utilized to economically hedge interest rate risk associated with the Company's short-term LIBOR-based repurchase agreements.
The following tables summarize the outstanding interest rate swaps and swaptions that were utilized as economic hedges of interest rate risk associated with the Company's short-term repurchase agreements as of December 31, 2011:

(notional in thousands)
December 31, 2011
Swaps Maturities	Notional Amounts		Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2012	25,000	—	0.868%	0.315%	0.98
2013	2,025,000		0.737%	0.368%	1.55
2014	1,275,000		0.670%	0.380%	2.72
2015	820,000		1.575%	0.329%	3.52
2016	240,000		2.156%	0.316%	4.32
Total	4,385,000		0.952%	0.361%	2.41

December 31, 2011
(notional and dollars in thousands)	Option				Underlying Swap
Swaption	Expiration	Cost	Fair Value	Average Months to Expiration	Notional Amount	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$16,147	$4	4.97	1,600,000	3.22%	3M Libor	3.7
Payer	≥ 6 Months	13,523	5,631	12.27	1,300,000	3.19%	3M Libor	6.5
Total Payer		$29,670	$5,635	12.26	2,900,000	3.21%	3M Libor	4.9

The following table summarizes the Company's portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of December 31, 2011
Agency Bonds
Fixed Rate Bonds	$4,821,479	75.3%
Hybrid ARMs	231,678	3.6%
Total Agency	5,053,157	78.9%
Agency Derivatives	155,239	2.4%
Non-Agency Bonds
Senior Bonds	933,462	14.6%
Mezzanine Bonds	262,633	4.1%
Total Non-Agency	1,196,095	18.7%

Aggregate Portfolio	$6,404,491

Fixed-rate investment securities as a percentage of aggregate portfolio	78.4%
Adjustable-rate investment securities as a percentage of aggregate portfolio	21.6%

Portfolio Metrics	For the Quarter Ended December 31, 2011
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	3.5%
Non-Agency	9.7%
Aggregate Portfolio	4.8%
Annualized cost of funds on average repurchase balance during the quarter[1]	1.0%
Annualized interest rate spread for aggregate portfolio during the quarter	3.8%
Weighted average cost basis of principal and interest securities
Agency	$106.54
Non-Agency	$55.74
Weighted average three month CPR for its RMBS portfolio
Agency	5.6%
Non-Agency	2.4%
Debt-to-equity ratio at period-end[2]	4.5 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Defined as total borrowings to fund RMBS and Agency Derivatives divided by total equity.

RMBS Agency securities owned by the Company at period end experienced a three-month average Constant Prepayment Rate (CPR) of 5.6% during the fourth quarter of 2011, as compared to 5.0% during the third quarter of 2011. Including Agency Derivatives, the Company experienced a three-month average CPR of 5.9% during the fourth quarter of 2011, as compared to 5.5% during the third quarter of 2011. The weighted average cost basis of the Agency portfolio was 106.5% of par as of December 31, 2011 and 106.3% of par as of September 30, 2011. The net premium amortization was $22.0 million and $15.1 million for the quarters ended December 31, 2011 and September 30, 2011, respectively.

Non-Agency securities owned by the Company at both December 31, 2011 and September 30, 2011 experienced a three-month average CPR of 2.4%. The weighted average cost basis of the non-Agency portfolio was 55.7% of par as of December 31, 2011 and 55.8% of par as of September 30, 2011. The discount accretion was $22.2 million and $19.9 million for the quarters ended December 31, 2011 and September 30, 2011, respectively. The total net discount remaining was $1.3 billion and $1.3 billion as of December 31, 2011 and September 30, 2011, respectively.

The following table provides the changes for the year ended December 31, 2011 of the unamortized net discount and designated credit reserves on non-Agency securities:

	December 31, 2011
(in thousands)	Designated credit reserve	Unamortized net discount	Total
Beginning balance at January 1	$(145,855)	$(129,992)	$(275,847)
Acquisitions	(651,726)	(491,290)	(1,143,016)
Accretion of net discount	—	54,466	54,466
Realized credit losses	6,055	—	6,055
Reclassification adjustment for other-than-temporary impairments	(5,102)	—	(5,102)
Transfers from (to)	579	(579)	—
Sales, calls, other	13,443	26,426	39,869
Ending balance at December 31	$(782,606)	$(540,969)	$(1,323,575)

The following tables provide additional information on our RMBS holdings as of December 31, 2011:

Agency: Vintage & Prepayment Protection	December 31, 2011
$85K Max Pools[1]	39%
Other Low Loan Balance Pools[2]	16%
Home Equity Conversion Mortgages	19%
Seasoned (2005 and prior vintages)	10%
Prepayment protected	6%
High LTV[3]	4%
2006 and subsequent vintages - Discount	3%
2006 and subsequent vintages - Premium and IOs	3%
Total	100%
____________________
(1) Securities collateralized by loans of less than or equal to $85K.
(2) Securities collateralized by loans of less than or equal to $175K, but more than $85K.
(3) Securities collateralized by loans of greater than or equal to 80% loan-to-value.

Non-Agency: Loan Type	December 31, 2011
Subprime	75%
POA	18%
Alt-A	6%
Prime	1%
Total	100%

	At December 31, 2011
Non-Agency Principal and Interest (P&I) RMBS Characteristics	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Carrying Value (in thousands)	$932,867	$262,633	$1,195,500
% of Non-Agency Portfolio	78.0%	22.0%	100.0%
Average Purchase Price	$55.05	$58.19	$55.74
Average Coupon	2.3%	1.3%	2.0%
Average Fixed Coupon	5.6%	5.8%	5.6%
Average Floating Coupon	1.4%	1.0%	1.3%
Average Hybrid Coupon	4.6%	2.8%	4.6%
Collateral Attributes
Avg Loan Age (months)	65	83	69
Avg Original Loan-to-Value	78.0%	77.4%	77.9%
Avg Original FICO[1]	649	639	647
Current Performance
60+ day delinquencies	44.2%	35.2%	42.2%
Average Credit Enhancement[2]	21.9%	31.7%	24.1%
3-Month CPR[3]	2.1%	3.3%	2.4%
____________________
(1) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.

(2)	Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(3) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

Business Diversification

The Company has announced further diversification of its business, as follows:

Asset Securitization Program
In May 2011, the Company announced its plan to set up an asset securitization program, targeting $250 million as its first securitization. As of December 31, 2011, the Company had $5.8 million in loans classified on the balance sheet as mortgage loans held-for-sale. Mortgage loans held-for-sale are carried at fair value as a result of a fair value option election, with changes in fair value recorded in earnings. Fair value is generally determined based on current secondary market pricing and cash flow models using market-based yield requirements. These models also include unobservable market data inputs and, as a result, are classified as Level 3 fair value assets. The entire $5.8 million in mortgage loans held-for-sale were pledged as collateral under repurchase agreements totaling $5.3 million as of December 31, 2011. There was no material impact to the Company's financial results in the fourth quarter related to the asset securitization. The Company will draw on its strength in credit analysis for this program and will continue to grow this business in an opportunistic manner.

Real Property Investment
Recently, the Company announced a further diversification of its business model related to the acquisition of single family residential real properties in certain metropolitan areas across the United States. The Company intends to hold the properties for investment and rent them for income. The Company did not own any properties as of December 31, 2011 and does not expect its investment in residential real property to represent a significant portion of its assets or to have a material impact on its operations or financial condition in the first quarter of 2012.

Share Repurchase Plan
On October 5, 2011, the Company announced that its Board of Directors authorized the Company to repurchase up to 10 million shares of its common stock. The shares may be repurchased from time to time through privately negotiated transactions or open market transactions, or by any combination of such methods. At this time, the Company has not repurchased any of its shares with this plan.

Dividends and Taxable Earnings
The Company declared dividends to stockholders totaling $165.6 million, or $1.60 per share, for the 2011 taxable year. As a REIT, the Company is required to distribute at least 90.0% of its taxable income to stockholders, subject to certain distribution requirements. The Company distributed 92.0% of its taxable earnings to stockholders in 2011.

The following table provides reconciliation of the Company's GAAP income (loss) to our taxable income (loss) split between out REIT and taxable REIT subsidiaries for the year ended December 31, 2011:

	Year Ended December 31, 2011
(dollars in millions)	TRS	REIT		Consolidated
GAAP net income (loss), pre-tax	$(3.3)	$129.6		$126.3
Permanent differences
Capitol dividend of E&P	—	8.0		8.0
Non-deductible expenses	—	0.3		0.3
Temporary differences
Net accretion of OID and market discount	—	7.4		7.4
Unrealized loss (gain) on trading securities and derivatives	17.2	31.7		48.9
Taxable income	13.9	177.0		190.9
Prior year undistributed taxable income	—	2.8		2.8
Dividend declaration deduction	—	(165.6)		(165.6)
Taxable income post-dividend deduction	$13.9	$14.2	(1)	$28.1
____________________

(1)	The REIT will not be subject to U.S. federal income taxes on its taxable income to the extent it distributes its net taxable income to stockholders.

Forward-Looking Statements
This Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this Form 8-K presents non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company's core business operations, and uses these measures to gain a comparative understanding of the Company's operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 14 of this Form 8-K.

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$6,249,252	$1,354,405
Trading securities, at fair value	1,003,301	199,523
Mortgage loans held-for-sale	5,782	—
Cash and cash equivalents	360,016	163,900
Total earning assets	7,618,351	1,717,828
Restricted cash	166,587	22,548
Accrued interest receivable	23,437	5,383
Due from counterparties	32,587	12,304
Derivative assets, at fair value	251,856	38,109
Other assets	7,566	1,260
Total Assets	$8,100,384	$1,797,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Repurchase agreements	$6,660,148	$1,169,803
Derivative liabilities, at fair value	49,080	158
Accrued interest payable	6,456	785
Due to counterparties	45,565	231,724
Accrued expenses and other liabilities	8,912	2,063
Dividends payable	56,239	10,450
Income taxes payable	3,898	1
Total liabilities	6,830,298	1,414,984

Stockholders' Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued
and outstanding	—	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 140,596,708
and 40,501,212 shares issued and outstanding, respectively	1,406	405
Additional paid-in capital	1,373,099	366,974
Accumulated other comprehensive income (loss)	(58,716)	22,619
Cumulative earnings	157,452	30,020
Cumulative distributions to stockholders	(203,155)	(37,570)
Total stockholders' equity	1,270,086	382,448
Total Liabilities and Stockholders' Equity	$8,100,384	$1,797,432

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$71,713	$12,780	$197,126	$39,844
Trading securities	1,376	155	4,159	170
Mortgage loans held-for-sale	2	—	2	—
Cash and cash equivalents	106	37	347	107
Total interest income	73,197	12,972	201,634	40,121
Interest expense	9,129	1,644	22,709	4,421
Net interest income	64,068	11,328	178,925	35,700
Other-than-temporary impairment losses	(1,437)	—	(5,102)	—
Other income:
Gain on investment securities, net	360	1,519	36,520	6,127
Gain (loss) on interest rate swap and swaption agreements	1,411	3,693	(86,769)	(6,344)
(Loss) gain on other derivative instruments	(10,719)	2,959	26,755	7,156
Total other (loss) income	(8,948)	8,171	(23,494)	6,939
Expenses:
Management fees	5,178	921	14,241	2,989
Other operating expenses	3,245	1,246	9,762	4,578
Total expenses	8,423	2,167	24,003	7,567
Net income before income taxes	45,260	17,332	126,326	35,072
Benefit from (provision for) income taxes	6,170	(872)	1,106	683
Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Net income available per share to common stockholders:
Basic and Diluted	$0.37	$0.60	$1.29	$1.60

Weighted average shares outstanding:
Basic and Diluted	140,592,941	27,532,462	98,826,868	22,381,683

Comprehensive income:

Net income	$51,430	$16,460	$127,432	$35,755
Other comprehensive income:
Unrealized (loss) gain on available-for-sale securities, net	(32,391)	6,568	(81,335)	23,569
Other comprehensive (loss) income	(32,391)	6,568	(81,335)	23,569
Comprehensive income	$19,039	$23,028	$46,097	$59,324

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Cumulative Earnings (Losses)	Cumulative Distributions to Stockholders	Total Stockholders' Equity
Balance, December 31, 2008	32,811,257	$2	$181,150	$—	$3,009	$—	$184,161
Initial capital issuance and contribution from formation of Two Harbors Investment Corp.	—	—	1	—	—	—	1
Accretion of trust account income relating to common stock subject to possible conversion	—	—	(93)	—	—	—	(93)
Cancellation of Capitol founders' shares	(6,562,257)	—	77,833	—	—	—	77,833
Shares converted to cash by Capitol stockholders	(6,875,130)	(1)	(67,857)	—	—	—	(67,858)
Shares acquired by Capitol as part of forward sales agreements	(5,994,661)	—	(59,167)	—	—	—	(59,167)
Conversion of par value share price	—	133	(133)	—	—	—	—
Net loss	—	—	—	—	(8,744)	—	(8,744)
Net unrealized loss on available-for-sale securities	—	—	—	(950)	—	—	(950)
Total other comprehensive loss	—	—	—	(950)	—	—	—
Total comprehensive loss							(9,694)
Common dividends declared	—	—	—	—	—	(3,484)	(3,484)
Non-cash equity award compensation	22,159	—	22	—	—	—	22
Balance, December 31, 2009	13,401,368	$134	$131,756	$(950)	$(5,735)	$(3,484)	$121,721
Net income	—	—	—	—	35,755	—	35,755
Net change in unrealized gain (loss) on available-for-sale securities	—	—	—	23,569	—	—	23,569
Total other comprehensive income	—	—	—	23,569	—	—	—
Total comprehensive income							59,324
Net proceeds from issuance of common stock, net of offering costs	27,063,381	271	235,004	—	—	—	235,275
Common dividends declared	—	—	—	—	—	(34,086)	(34,086)
Non-cash equity award compensation	36,463	—	214	—	—	—	214
Balance, December 31, 2010	40,501,212	$405	$366,974	$22,619	$30,020	$(37,570)	$382,448
				(unaudited)
Net income	—	—	—	—	127,432	—	127,432
Net change in unrealized gain (loss) on available-for-sale securities	—	—	—	(81,335)	—	—	(81,335)
Total other comprehensive loss	—	—	—	(81,335)	—	—	—
Total comprehensive income							46,097
Net proceeds from issuance of common stock, net of offering costs	100,075,746	1,001	1,005,846	—	—	—	1,006,847
Common dividends declared	—	—	—	—	—	(165,585)	(165,585)
Non-cash equity award compensation	19,750	—	279	—	—	—	279
Balance, December 31, 2011	140,596,708	$1,406	$1,373,099	$(58,716)	$157,452	$(203,155)	$1,270,086

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended
	December 31,
	2011	2010	2009
Cash Flows From Operating Activities:	(unaudited)
Net income (loss)	$127,432	$35,755	$(8,744)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of premiums and discounts on RMBS, net	(235)	2,455	528
Other-than-temporary impairment losses	5,102	—	—
Gain on investment securities, net	(36,520)	(6,127)	(336)
Loss on termination and option expiration of interest rate swaps and swaptions	16,970	4,446	—
Unrealized loss (gain) on interest rate swaps and swaptions	44,916	(1,425)	(364)
Unrealized loss (gain) on other derivative instruments	7,424	(784)	—
Equity based compensation expense	279	214	22
Purchase of mortgage loans held-for-sale	(5,782)	—	—
Net change in assets and liabilities:
Increase in accrued interest receivable	(18,054)	(2,803)	(2,580)
(Increase)/decrease in deferred income taxes, net	(5,837)	(678)	124
Decrease/(increase) in prepaid tax asset	—	490	(442)
Increase in current tax receivable	(157)	—	—
Increase in prepaid and fixed assets	(312)	(134)	(521)
Increase in accrued interest payable, net	5,671	671	114
Increase in income taxes payable	3,897	1	—
Increase in accrued expenses	6,849	1,033	837
Net cash provided by (used in) operating activities	151,643	33,114	(11,362)
Cash Flows From Investing Activities:
Purchases of available-for-sale securities	(6,321,303)	(1,363,078)	(503,064)
Proceeds from sales of available-for-sale securities	1,046,628	415,824	2,464
Principal payments on available-for-sale securities	323,294	114,704	4,993
Purchases of other derivative instruments	(285,350)	(56,461)	—
Proceeds from sales of other derivative instruments	51,214	16,638	—
Purchases of trading securities	(2,019,884)	(258,189)	—
Proceeds from sales of trading securities	1,222,959	58,516	—
(Decrease) increase in due to counterparties, net	(206,442)	224,297	(4,878)
(Increase) decrease in restricted cash	(144,039)	(13,635)	250,219
Decrease in cash held in trust account, interest and dividend income available for working capital and taxes	—	—	86
Net cash used in investing activities	(6,332,923)	(861,384)	(250,180)

	Year Ended
	December 31,
	2011	2010	2009
Cash Flows From Financing Activities:	(unaudited)
Proceeds from repurchase agreements	$29,792,780	$4,893,467	$411,893
Principal payments on repurchase agreements	(24,302,435)	(4,135,557)	—
Common stock converted to cash at business combination	—	—	(67,858)
Common stock repurchases through forward sales agreements	—	—	(59,167)
Proceeds from issuance of common stock, net of offering costs	1,006,847	235,275	1
Dividends paid on common stock	(119,796)	(27,120)	—
Net cash provided by financing activities	6,377,396	966,065	284,869
Net increase in cash and cash equivalents	196,116	137,795	23,327
Cash and cash equivalents at beginning of year	163,900	26,105	2,778
Cash and cash equivalents at end of year	$360,016	$163,900	$26,105
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$17,039	$3,750	$18
Cash paid (received) for taxes	$991	$(497)	$—
Non-Cash Financing Activity:
Dividends declared but not paid at end of period	$56,239	$10,450	$3,484
Accretion of trust account income relating to common stock subject to conversion	$—	$—	$(93)
Reconciliation of mortgage loans held-for-sale
Mortgage loans held-for-sale at beginning of year	$—	$—	$—
Purchases of mortgage loans	5,782	—	—
Loans held-for-sale at end of year	$5,782	$—	$—

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Adjustments for non-core earnings:
Gain on sale of securities, net of tax	(2,035)	(1,629)	(31,619)	(6,154)
Other-than-temporary impairment loss	1,437	—	5,102	—
Unrealized loss (gain) on trading securities, net of tax	1,624	315	(2,329)	315
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(6,046)	(5,256)	43,141	(1,461)
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	(669)	(328)	(4,099)	(328)
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(728)	1,294	19,255	3,780
Loss (gain) on other derivative instruments, net of tax	10,546	(973)	(3,345)	(2,738)

Core Earnings	$55,559	$9,883	$153,538	$29,169

Weighted average shares outstanding - basic and diluted	140,592,941	27,532,462	98,826,868	22,381,683

Core Earnings per weighted average share outstanding - basic and diluted	$0.40	$0.36	$1.55	$1.30

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Reconciliation of net income attributable to common stockholders to
Adjusted GAAP Earnings:

Net income attributable to common stockholders	$51,430	$16,460	$127,432	$35,755

Adjustments to GAAP Net Income:
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(6,046)	(5,256)	43,141	(1,462)

Adjusted GAAP Earnings	$45,384	$11,204	$170,573	$34,293

Weighted average shares outstanding - basic and diluted	140,592,941	27,532,462	98,826,868	22,381,683

Adjusted GAAP Earnings per weighted avg. share outstanding - basic and diluted	$0.32	$0.41	$1.73	$1.53

Additional Risk Factors

The following are certain additional risks to our business.

Our inability to use Form S-3 from late February 2012 until at least early October 2012 will impact our ability to access the capital markets quickly during that time period.

An issuer is not eligible to use a Form S-3 registration statement to offer and sell securities in a public offering unless as it has timely filed all periodic and other reports required to be filed under the Exchange Act during the twelve months and any portion of a calendar month immediately preceding (a) the filing of a Form S-3 registration statement and (b) after the initial filing of the Form S-3 registration statement, the date that the issuer files its annual report on Form 10-K.  In early October 2011, we filed a Form 8-K to report the appointment of our new Chief Financial Officer after the mid-September 2011 deadline for that filing.  As a result of this late Form 8-K filing, we will not be eligible to use our currently effective shelf registration statement on Form S-3 (or file a new Form S-3 registration statement) to conduct public offerings from the date that we file our Form 10-K for the year ended December 31, 2011, which is due by February 29, 2012, until at least early October 2012.  Our ineligibility to use Form S-3 during this time period will impact our ability to access capital markets quickly as we will need to file a registration statement on Form S-11 to register any proposed public offering and then wait for the SEC to declare any such Form S-11 registration statement effective before we may price any such proposed public offering.

The value of our RMBS may be adversely affected by deficiencies in servicing and foreclosure practices, as well as related delays in the foreclosure process.

Allegations of deficiencies in servicing and foreclosure practices among several large sellers and servicers of residential mortgage loans that surfaced in 2010 raised various concerns relating to such practices, including the improper execution of the documents used in foreclosure proceedings (so-called “robo signing”), inadequate documentation of transfers and registrations of mortgages and  assignments of loans, improper modifications of loans, violations of representations and warranties at the date of securitization and failure to enforce put-backs.

As a result of alleged deficiencies in foreclosure practices, a number of servicers temporarily suspended foreclosure proceedings beginning in the second half of 2010 while they evaluated their foreclosure practices. In late 2010, a group of state attorneys general and state bank and mortgage regulators representing nearly all 50 states and the District of Columbia, along with the U.S. Justice Department and the Department of Housing and Urban Development, began an investigation into foreclosure practices of banks and servicers.  The investigations and lawsuits by several state attorneys general led to a proposed settlement agreement in early February 2012 with five of the nation's largest banks, pursuant to which the banks agreed to pay more than $25 billion to settle claims relating to improper foreclosure practices. The proposed settlement does not prohibit the states, the federal government, individuals or investors in RMBS from pursuing additional actions against the banks and servicers in the future.

The integrity of the servicing and foreclosure processes are critical to the value of the mortgage loan portfolios underlying our RMBS, and our financial results could be adversely affected by deficiencies in the conduct of those processes. For example, delays in the foreclosure process that have resulted from investigations into improper servicing practices may adversely affect the values of, and our losses on, our non-Agency RMBS. Foreclosure delays may also increase the administrative expenses of the securitization trusts for the non-Agency RMBS, thereby reducing the amount of funds available for distribution to investors. In addition, the subordinate classes of securities issued by the securitization trusts may continue to receive interest payments while the defaulted loans remain in the trusts, rather than absorbing the default losses. This may reduce the amount of credit support available for the senior classes we own, thus possibly adversely affecting these securities. Additionally, a substantial portion of the proposed $25 billion settlement is intended to be a “credit” to the banks and servicers for principal write-downs or reductions they may make to certain mortgages underlying RMBS. There remains considerable uncertainty as to how these principal reductions will work and what effect they will have on the value of related RMBS; as a result, there can be no assurance that any such principal reductions will not adversely affect the value of certain of our RMBS.

While we believe that the sellers and servicers would be in violation of their servicing contracts to the extent that they have improperly serviced mortgage loans or improperly executed documents in foreclosure or bankruptcy proceedings, or do not comply with the terms of servicing contracts when deciding whether to apply principal reductions, it may be difficult, expensive, and time consuming for us to enforce our contractual rights. We continue to monitor and review the issues raised by the alleged improper foreclosure practices. While we cannot predict exactly how the servicing and foreclosure matters or the resulting litigation or settlement agreements will affect our business, there can be no assurance that these matters will not have an adverse impact on our results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ TIMOTHY W. O'BRIEN
Timothy O'Brien
Secretary and General Counsel

Date: February 21, 2012